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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 17, 1998




                             BANKBOSTON CORPORATION
             (Exact name of registrant as specified in its charter)




Massachusetts                           1-6522               04-2471221
(State or other jurisdiction            Commission           (IRS Employer
  of incorporation)                     File Number)         Identification No.)



100 Federal Street, Boston, Massachusetts                   02110
(Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code:  (617) 434-2200



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Item 5.  Other Events.


         On December 17, 1998, the Board of Directors of BankBoston Corporation (the "Corporation") renewed the Corporation's existing Rights Agreement dated as of June 28, 1990, as amended (the "Existing Rights Agreement") between the Corporation and BankBoston, N.A., as rights agent (the "Rights Agent") by adopting a Renewed Rights Agreement between the Corporation and the Rights Agent (the "Renewed Rights Agreement"). The terms of the Renewed Rights Agreement are substantially similar to those of the Existing Rights Agreement, other than as described below. Pursuant to the Renewed Rights Agreement, the Corporation declared a dividend of one new right (a "New Right") for each share of the Corporation's common stock, par value $1.00 per share (the "Common Stock") outstanding upon the "Expiration Date" under the Existing Rights Agreement (the "Record Date"), and for each share of Common Stock issued or transferred from the Corporation's treasury between the Record Date and the Distribution Date (as defined in the New Rights Agreement), and under certain circumstances thereafter. The Record Date is expected to occur on July 12, 2000, but may occur before then under certain circumstances.

         Each New Right will initially represent the right to purchase from the Corporation, upon the occurrence of certain events, one one-thousandth of a share of Junior Participating Preferred Stock, Series D, without par value, at a price of $160, subject to adjustment, upon the terms and subject to the conditions set forth in the Renewed Rights Agreement. The New Rights are redeemable under certain circumstances at $.01 per New Right and will expire on December 17, 2008, subject to extension or earlier redemption.

         In general, the New Rights will become exercisable upon the earlier of:
(a) ten business days (subject to extension by the Board of Directors) following a public announcement by the Corporation that a person or group has acquired (i) beneficial ownership of 10% or more of the Corporation's Common Stock or (ii) voting securities representing 10% or more of the total voting power of the Corporation or (b) ten business days (subject to extension by the Board of Directors) after the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning (i) 10% or more of the Corporation's Common Stock or (ii) voting securities representing 10% or more of the total voting power of the Corporation.

         As with stockholder rights agreements generally, the Corporation's Renewed Rights Agreement is designed to enable the Corporation's Board of Directors to protect stockholder interests in the event of an unsolicited attempt to acquire the Corporation upon expiration of the Existing Rights Agreement. The Corporation's Renewed Rights Agreement is not aimed at preventing a takeover, but rather at better ensuring that any potential acquiror negotiates with the Corporation's Board of Directors prior to attempting a takeover. The Renewed Rights Agreement was not adopted in response to any specific effort to acquire control of the Corporation and management is not now aware of any such effort.

         This description of the provisions of the Renewed Rights Agreement and the terms of the New Rights is qualified by reference to the Renewed Rights Agreement, a copy of which is filed herewith and incorporated herein by reference.


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Item 7.  Financial Statements and Exhibits.

(c)    Exhibits

        4 Renewed Rights Agreement, dated as of December 17, 1998, between BankBoston Corporation and BankBoston, N.A., as Rights Agent.


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                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                   BANKBOSTON CORPORATION


Dated: December 28, 1998                           /s/ GARY A. SPIESS
                                                   ------------------
                                                   Gary A. Spiess
                                                   Executive Vice President and
                                                   General Counsel



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